UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2016

C.H. ROBINSON WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-23189

Delaware	41-1883630
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

14701 Charlson Road, Eden Prairie, MN 55347

(Address of principal executive offices, including zip code)

(952) 937-8500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of the Matters to a Vote of Security Holders

The C.H. Robinson Worldwide, Inc. (the “Company”) 2016 Annual Meeting of Shareholders was held on May 12, 2016 in Eden Prairie, Minnesota (“2016 Annual Meeting”). The number of outstanding shares on the record date for the 2016 Annual Meeting was 146,120,984. At the 2016 Annual Meeting, 128,526,823 shares, or approximately 88 percent of the outstanding shares, were represented in person or by proxy. At the 2016 Annual Meeting, the shareholders of the Company: (1) elected each of the nine director nominees set forth below to serve one-year terms, expiring at the Company’s 2017 Annual Meeting of Shareholders; (2) approved, on a non-binding advisory basis, the compensation of the Company’s Named Executive Officers; (3) approved an amendment to and restatement of the Company’s 2013 Equity Incentive Plan, and (4) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The results of the matters voted upon by the shareholders are as follows:

	Number of Shares
				Broker
	For	Against	Abstain	Non-Vote
Election of Directors
Scott P. Anderson	100,913,535	3,128,873	254,929	24,229,486
Robert Ezrilov	101,184,447	2,858,424	254,466	24,229,486
Wayne M. Fortun	100,654,012	3,386,216	257,109	24,229,486
Mary J. Steele Guilfoile	102,556,574	1,462,384	278,379	24,229,486
Jodee A. Kozlak	101,941,652	2,077,306	278,379	24,229,486
ReBecca Koening Roloff	101,345,903	2,699,036	252,398	24,229,486
Brian P. Short	94,067,847	9,973,865	255,625	24,229,486
James B. Stake	102,755,997	1,283,955	257,385	24,229,486
John P. Wiehoff	98,296,388	5,435,081	565,868	24,229,486
Approval, on a non-binding basis, of the compensation of the Company’s Named Executive Officers	87,522,385	11,424,680	5,350,272	24,229,486
Approval of the amendment to and restatement of the Company’s 2013 Equity Incentive Plan	92,854,226	11,199,988	243,123	24,229,486
Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered auditors for the fiscal year ending December 31, 2016	1,126,858,242	1,467,375	201,206	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C.H. ROBINSON WORLDWIDE, INC.

By:	/s/ Ben G. Campbell
Ben G. Campbell Chief Legal Officer and Secretary

Date: May 16, 2016